UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2026

Kyndryl Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40853	86-1185492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and Zip Code)

855-596-3795

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On May 6, 2026, Kyndryl Holdings, Inc. (the “Company”) issued a press release announcing the results of the Company’s operations for the quarter and year ended March 31, 2026. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 5, 2026, the Company approved, as part of its ongoing efforts to further streamline operations, workforce rebalancing actions designed to optimize and support the Company’s financial and operational efficiency. This gives authorization for management teams to implement workforce rebalancing actions in various jurisdictions, as appropriate. Decisions regarding any workforce rebalancing would be evaluated on an ongoing basis, determined on a local level and would consider applicable local employment and labor law requirements, workforce considerations, and economic factors.

The Company estimates that it will incur workforce rebalancing charges of approximately $200 million, primarily consisting of future cash expenditures for severance and related benefits. These costs are expected to be incurred substantially in the first quarter of the Company’s fiscal year 2027, and the Company expects that the related actions will be substantially complete by the end of the fiscal year 2027, subject to all applicable local law and consultation requirements.

The Company expects that such workforce rebalancing efforts, once completed, will result in annualized run-rate operating expense savings of approximately $400 to $500 million in the Company’s fiscal year 2028.

The estimate of costs that the Company expects to incur and savings that the Company expects to achieve, and the timing thereof, are subject to a number of assumptions and actual results may differ from current expectations. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the foregoing. The Company may revise its estimates, as appropriate, consistent with GAAP.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements often contain words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “objectives,” “opportunity,” “plan,” “position,” “predict,” “project,” “should,” “seek,” “target,” “will,” “would” and other similar words or expressions or the negative thereof or other variations thereon. All statements other than statements of historical fact, including without limitation statements concerning these actions and Company’s plans, objectives, goals, beliefs, business strategies, future events, business condition, results of operations, financial position, business outlook and business trends and other non-historical statements, are forward-looking statements. These statements do not guarantee future performance and speak only as of the date of this report. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes or results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, including risks affecting the timing and amount of workforce rebalancing charges and payments, and the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and quarterly report on Form 10-Q for the quarter ended December 31, 2025, and may be further updated from time to time in the Company’s subsequent filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description of Exhibit
99.1	Press Release, dated May 6, 2026 (Furnished herewith)
104	Cover Page Interactive Data File (embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2026

KYNDRYL HOLDINGS, INC.

By:	/s/ Harsh Chugh
Name: Harsh Chugh
Title: Interim Chief Financial Officer